UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2023

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 18, 2023, Phoenix Motor Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0004 per share (the “Common Stock”), for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market LLC, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until October 16, 2023, to regain compliance with the Minimum Bid Price Requirement.

On October 16, 2023, the Company submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement. On October 17, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 15, 2024 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

If at any time before April 15, 2024, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with this Nasdaq rule and this matter will be closed.

The Company will continue to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options, including but not limited to, implementing a reverse stock split of its outstanding securities, to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during this 180-day extension.

On October 17, 2023, the Company issued a press release announcing that Nasdaq had granted its request for an 180-day extension to regain compliance with the Minimum Bid Price Requirement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

Risks Related to our Capital Stock

If we fail to comply with the continued minimum closing bid requirements of The Nasdaq Capital Market LLC (“Nasdaq”) by April 15, 2024, or other requirements for continued listing, including stockholder equity requirements, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

Our Common Stock is listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). If a company’s common stock trades for 30 consecutive business days below the Minimum Bid Price Requirement, Nasdaq will send a deficiency notice, advising that such company has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements. Thereafter, if such company does not regain compliance with the Minimum Bid Price Requirement prior to the expiration of the initial period, such company may be eligible for an additional 180 calendar day compliance period, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, including stockholder equity requirements (except for the Minimum Bid Price Requirement), which the Company may be unable to satisfy, and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company does not regain compliance with the Minimum Bid Price Requirement prior to the expiration of the initial period, and if it appears to the Staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, the Staff will provide the Company with written notification that its securities are subject to delisting from Nasdaq. At that time, the company may appeal the delisting determination to a hearings panel.

On April 18, 2023, the Staff notified us that we did not comply with the Minimum Bid Price Requirement, and we had 180 calendar days, or until June 1, 2022, to regain compliance. On October 16, 2023, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), we submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement and notice of our intention to cure the deficiency, including by effecting a reverse stock split if necessary. On October 17, 2023 we were provided an additional 180 calendar day compliance period, or until April 15, 2024, to regain compliance with the Minimum Bid Price Requirement. The closing bid price of our securities must be at least $1.00 per share for a minimum of ten consecutive business days to regain compliance. We intend to monitor the closing bid price of our Common Stock and may, if appropriate, consider available options, including implementation of a reverse stock split, to regain compliance with the Minimum Bid Price Requirement. If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our Common Stock. However, there can be no assurance that we will regain compliance with the Minimum Bid Price Requirement prior to April 15, 2024.

If we are unable to regain compliance with the Minimum Bid Price Requirement by April 15, 2024, or if we fail to meet any of the other continued listing requirements, including stockholder equity requirements, our securities may be delisted from Nasdaq, which could reduce the liquidity of our Common Stock materially and result in a corresponding material reduction in the price of our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and business development opportunities. Such a delisting likely would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if we were to be delisted from Nasdaq, our Common Stock may no longer be recognized as a “covered security” and we would be subject to regulation in each state in which we offer our securities. Thus, delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our Common Stock.

If we implement a reverse stock split the liquidity of our Common Stock may be adversely effected.

We may be required to seek approval from our stockholders to effect a reverse stock split of our issued and outstanding shares of our Common Stock in order to regain compliance with the Nasdaq Minimum Bid Price Requirement. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split. The liquidity of the shares of our Common Stock may be affected adversely by any reverse stock split given the reduced number of shares of our Common Stock that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following any reverse stock split, the resulting market price of our Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 17, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: October 17, 2023

	By:	/s/ Chris Wang
Name: Chris Wang
Title: Chief Financial Officer

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